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                                                                      Exhibit 21


                    SUBSIDIARIES OF WHITE RIVER CORPORATION
                              AS OF MARCH 25, 1997



FULL NAME OF SUBSIDIARY                     PLACE OF INCORPORATION
-----------------------                     ----------------------

HANOVER ACCESSORIES, INC.                   DELAWARE, USA

CCC INFORMATION SERVICES GROUP INC.         DELAWARE, USA

WHITE RIVER ENTERPRISES, INC.               DELAWARE, USA

WHITE RIVER MANAGEMENT, INC.                DELAWARE, USA

WHITE RIVER PARTNERS, INC.                  DELAWARE, USA

WHITE RIVER VENTURES, INC.                  DELAWARE, USA

WHITE RIVER LIFE REINSURANCE, LTD.          ISLANDS OF BERMUDA

WHITE RIVER REINSURANCE HOLDINGS, LTD.      ISLANDS OF BERMUDA